[EXECUTION VERSION]
EXHIBIT 10.7

AMENDMENT AND WAIVER AGREEMENT
This AMENDMENT AND WAIVER AGREEMENT, dated as of February 2, 2017 (this “Agreement”), is made by and among Illinois Power Marketing Company, an Illinois corporation (the “Applicant”), and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (together with its successors and assigns, the “Bank”).
PRELIMINARY STATEMENTS

1.The Applicant and the Bank are parties to that certain Letter of Credit and Reimbursement Agreement, dated as of January 29, 2014 (as amended prior to the date hereof, the “Existing Agreement”, as further amended by this Agreement, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Agreement.
2.As of the date hereof, the aggregate stated amount of all outstanding Letters of Credit issued by the Bank pursuant to the Existing Agreement is $17,850,881.00. Pursuant to the Cash Collateral Agreement, all obligations of the Applicant to the Bank under the Letter of Credit Agreement and such Letters of Credit are secured by funds on deposit in the Account in an amount equal to 101% of the aggregate stated amount of such Letters of Credit (the “Required Cash Collateral Balance”).
3.The Applicant has requested the Bank to withdraw and transfer to the Applicant all funds on deposit in the Account and to accept in substitution therefor an irrevocable standby letter of credit issued by Royal Bank of Canada in a stated amount equal to the Required Cash Collateral Balance. In addition, the Applicant desires to amend the Existing Agreement in certain particulars, including, without limitation, to (i) modify the Termination Date, (ii) terminate the ability for the Applicant to request additional Letters of Credit and (iii) modify certain provisions in the Existing Agreement to reflect the substitution of an irrevocable standby letter of credit for the funds on deposit in the Account. The Bank has agreed to such withdrawal and transfer and such amendments, to waive the requirements set forth in the Cash Collateral Agreement regarding the maintenance of funds on deposit in the Account, and to authorize BTMU pursuant to the Special Deposit Account Control Agreement to transfer all funds on deposit in the Account to the Applicant, in each case, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Amendments to the Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:
(a)    The definition of “Facility Amount” contained in Section 1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Facility Amount” has the meaning assigned to such term in the recitals hereto; provided, however, that, on and after the Amendment Effective Date, the Facility Amount shall equal, on any date of determination, the lesser of (i) $17,850,881.00 and (ii) the aggregate stated amount of all Letters of Credit outstanding at such time.
(b)    The definition of “Termination Date” contained in Section 1 of the Existing Agreement is hereby amended by deleting the date “May 31, 2018” in its entirety and substituting therefor the new date “March 9, 2017”.
(c)    The following definitions are hereby added to Section 1 of the Existing Agreement in the appropriate alphabetical order:
“Amendment Effective Date” means February 2, 2017.
“Obligations” means all obligations of the Applicant to the Bank now or hereafter existing under this Agreement and the Applications, whether for principal, interest, fees, expenses, increased costs, indemnity obligations or otherwise, including, without limitation, the Letter of Credit Fees and all other fees relating to the Letters of Credit, obligations of the Applicant to reimburse the Bank for any drawings under the Letters of Credit, accrued interest on such reimbursement obligations, and all other obligations of the Applicant to the Bank arising under or in relation to this Agreement, the Applications, the Cash Collateral Agreement, the Special Deposit Account Control Agreement and the Letters of Credit.

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“RBC Letter of Credit” means that certain irrevocable standby letter of credit, dated February 1, 2017, issued by Royal Bank of Canada in favor of the Bank, in an initial stated amount equal to $18,029,390.00, to secure the Liabilities of the Applicant to the Bank under this Agreement and the Letters of Credit and all other Obligations; provided, that, upon the irrevocable termination of any Letter of Credit and the payment in full of all drawings thereunder and other Liabilities of the Applicant in respect of such Letter of Credit, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the stated amount of the RBC Letter of Credit may be reduced to an amount not less than 101% of the aggregate stated amount of all outstanding Letters of Credit.
(d)    Section 2.1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“2.1     Issuance of Letters of Credit. The aggregate stated amount of all outstanding Letters of Credit as of the Amendment Effective Date is $17,850,881.00. The Bank shall not issue any Letters of Credit at any time on or after the Amendment Effective Date.”
(e)    Section 2.2 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“2.2    [Reserved].”
(f)    Section 2.6 of the Existing Agreement is hereby deleted in its entirety.
(g)    Schedule 2 to the Existing Agreement is hereby deleted in its entirety.
(h)    Section 3.1 of the Existing Agreement is hereby amended by adding the following text immediately prior to the “.” at the end of the first sentence thereof:
“, except to the extent that such payment or disbursement and interest thereon was reimbursed with the proceeds of a drawing under the RBC Letter of Credit after a drawing request is made by the Bank thereunder”
(i)    Schedule 4(h) to the Existing Agreement is hereby amended by deleting all contracts and orders listed thereon and substituting therefor the word “None”.
(j)    Section 4(i) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    Ownership. The Applicant is a wholly-owned subsidiary of Dynegy Inc., a Delaware corporation.”
(k)    Section 5(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    [Reserved].”
(l)    Section 5(c) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    [Reserved].”
(m)    Section 5(d) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    [Reserved].”
(n)    Section 10.1.4 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“10.1.4 Termination Date. (a) Any Letter of Credit shall remain outstanding on the Termination Date; or (b) on or before the Termination Date, the Bank shall not have been reimbursed in full in cash for any drawings under any Letter of Credit; or (c) any other Liabilities or Obligations (other than any inchoate indemnity and expense reimbursement obligations that expressly survive the termination of this Agreement) shall not have been paid in full in cash on or before the Termination Date.”

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(o)    Subsection 10.2 of the Existing Agreement is hereby amended by adding the following new sentence at the end thereof:

“Upon the occurrence and during the continuance of any Event of Default, the Bank may draw all or any portion of the amount available for drawing under the RBC Letter of Credit, the proceeds of which shall be held by or for the benefit of the Bank (in the Account or otherwise) as cash collateral securing the Obligations and/or shall be applied to satisfy the Applicant’s reimbursement obligations under this Agreement and its other Liabilities and Obligations.”
(p)    Section 11.1 of the Existing Agreement is hereby amended by deleting the phrase “any amounts then on deposit in the Account” in its entirety and substituting therefor the new phrase “any amounts then on deposit in the Account and/or any amounts drawn by the Bank under the RBC Letter of Credit”.

Section 2.     Waiver of Cash Collateral Requirement. For so long as the RBC Letter of Credit remains outstanding and in full force and effect, the Bank hereby waives the requirements set forth in Section 3 of the Cash Collateral Agreement to maintain funds on deposit in the Account.
Section 3.    Authorization to Withdraw and Transfer Funds from the Account. The Bank agrees that, immediately upon the satisfaction of the conditions precedent set forth in Section 4 hereof and notwithstanding any provision to the contrary contained in the Cash Collateral Agreement (including, without limitation, Section 4(b) thereof), it will provide written instructions to BTMU pursuant to Section 5(a) of the Special Deposit Account Control Agreement to withdraw all funds then on deposit in the Account and transfer such funds to the Applicant to such account as the Applicant shall designate in writing to the Bank on or before the date hereof.
Section 4.    Conditions to Effectiveness.

This Agreement shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when:

(a)    This Agreement shall have been duly executed by the Bank, and the Bank (or its counsel) shall have received from the Applicant either (i) a counterpart of this Agreement signed on behalf of the Applicant or (ii) written evidence satisfactory to the Bank (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that the Applicant has signed a counterpart of this Agreement.

(b)    The Bank shall have received the RBC Letter of Credit, duly executed by Royal Bank of Canada, in form and substance satisfactory to the Bank.

(c)    The Applicant shall have paid all reasonable and documented costs and expenses of the Bank (including, without limitation, the reasonable and documented fees and expenses of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and all documents delivered pursuant hereto and the transactions contemplated hereby and thereby.

(d)    The Bank shall have received copies of the resolutions of the board of directors of the Applicant authorizing the execution, delivery and performance by the Applicant of this Agreement and the performance by the Applicant of the Amended Agreement, certified by a duly authorized officer of the Applicant (which certificate shall state that such resolutions have not been amended, modified or rescinded and remain in full force and effect on and as of the Amendment Effective Date).

(e)    The Bank shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for the Applicant, if necessary, to enter into this Agreement and to perform the Amended Agreement.

(f)    The Bank shall have received a certificate of a duly authorized officer of the Applicant certifying the names and true signatures of the officers of the Applicant authorized to sign this Agreement and the other documents to be delivered by the Applicant hereunder.

(g)    The Bank shall have received a certificate signed by a duly authorized officer of the Applicant, dated the Amendment Effective Date, to the effect that: (i) the representations and warranties of the Applicant contained in this Agreement and the other Financing Documents are true and correct on and as of the Amendment Effective Date as though made on and as of

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such date; and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the execution, delivery and performance by the Applicant of this Agreement and the other Financing Documents.

(h)    The Bank shall have received all documents it may reasonably request relating to the existence and good standing of the Applicant (including, without limitation, certified copies of the articles of incorporation and by-laws of the Applicant), the corporate authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.
Section 5.    Representations and Warranties of the Applicant.

To induce the Bank to enter into this Agreement, the Applicant hereby represents and warrants to the Bank as follows:
(a)    Authorization and Enforceability. The execution, delivery and performance by the Applicant of this Agreement and the performance by the Applicant of the Amended Agreement (the foregoing being referred to herein, collectively, as the “Amendment Transactions”) are within the Applicant’s organizational powers and have been duly authorized by all necessary organizational action. This Agreement has been duly executed and delivered by the Applicant. This Agreement and the Amended Agreement constitute the legal, valid and binding obligations of the Applicant, enforceable against the Applicant in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights of creditors generally, and to general principles of equity.
(b)    Governmental Approvals; No Conflicts. The Amendment Transactions (i) do not require any authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority or any other Person, (ii) do not and will not violate or conflict with any provision of law, (iii) do not and will not contravene or conflict with any provision of the articles of incorporation or by-laws of the Applicant or of any indenture, loan agreement or other contract, or any judgement, order or decree that is binding upon the Applicant, and (iv) do not and will not result in or require the imposition of any lien or security interest on any of the revenues or assets of the Applicant other than liens and security interests in favor of the Bank granted pursuant to the Cash Collateral Agreement.
(c)    Litigation. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Applicant, threatened against the Applicant that involve this Agreement, the Amended Agreement or the Amendment Transactions.
(d)    No Default. No Unmatured Event of Default or Event of Default has occurred and is continuing or would occur as a result of the execution, delivery or performance by the Applicant of this Amendment.
Section 6.    Reference to and Effect on the Letter of Credit Agreement and the Other Financing Documents.
(a)    Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Cash Collateral Agreement and all of the Collateral (as defined in the Cash Collateral Agreement), if any, do and shall continue to secure the payment of all Obligations (as defined in the Cash Collateral Agreement). The amendments and waiver set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to departure from or modification of any term or provision of the Existing Agreement, any other Financing Document or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Applicant requiring the consent of the Bank, except to the extent specifically provided for herein. Except as expressly set forth herein, the Bank has not and shall not be deemed to have waived any of its rights or remedies against the Applicant for any existing or future Events of Default or Unmatured Events of Default. The Bank reserves the right to insist on strict compliance with the terms of the Letter of Credit Agreement and the other Financing Documents, and the Applicant expressly acknowledges such reservation of rights. Any future or additional amendment or waiver of any provision of the Letter of Credit Agreement or any other Financing Document shall be effective only if set forth in a writing separate and distinct from this Agreement and executed by the appropriate parties in accordance with the terms thereof.
(b)    Upon the effectiveness of this Agreement: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Financing Document to “the Letter of Credit Agreement”, “the Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference

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to the Amended Agreement. This Agreement shall constitute a “Financing Document” for all purposes under the Letter of Credit Agreement and the other Financing Documents.
(c)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Existing Agreement or any other Financing Document, nor constitute a waiver of any provision of the Existing Agreement or any other Financing Document.
Section 7.    Liens Unimpaired. After giving effect to this Agreement, none of (a) the modification of the Existing Agreement effected pursuant to Section 1 of this Agreement, (b) the waiver of the requirements set forth in Section 3 of the Cash Collateral Agreement effected pursuant to Section 2 of this Agreement, (c) the authorization to withdraw and transfer funds from the Account pursuant to Section 3 of this Agreement, or (d) the execution, delivery, performance or effectiveness of this Agreement:
(i)impairs the validity, effectiveness or priority of the liens granted pursuant to the Cash Collateral Agreement, and such liens continue unimpaired with the same priority to secure repayment of all Obligations (as defined in the Cash Collateral Agreement), whether heretofore or hereafter incurred; or
(ii)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such liens.
Section 8.    Confirmation. The Applicant hereby acknowledges and agrees that, as of the Amendment Effective Date, the Applicant has no defense, offset, counterclaim, cross claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Applicant’s liability to pay the Liabilities and other Obligations or to seek affirmative relief or damages of any kind from the Bank.
Section 9.    Costs and Expenses.
The Applicant agrees to pay (a) all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder, and (b) all reasonable and documented out-of-pocket expenses incurred by the Bank (including, without limitation, the reasonable and documented fees, charges and disbursements of any counsel and any consultant for the Bank) in connection with the enforcement of this Agreement.
Section 10.    Counterparts.
This Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including, without limitation, by Adobe portable document format file (also known as a “PDF” file)) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 11.    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.    Miscellaneous.
This Agreement shall be subject to the provisions of Sections 12.3, 12.4, 12.5 (other than the first sentence thereof), 12.13 and 12.14 of the Existing Agreement, each of which is incorporated by reference herein, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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[EXECUTION VERSION]
EXHIBIT 10.7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ILLINOIS POWER MARKETING COMPANY, as the Applicant

By: /s/ Siddharth Manjeshwar	Name: Siddharth Manjeshwar Title: Vice President and Treasurer

S-1

[Signature Page to Amendment and Waiver Agreement (Illinois Power Marketing Company)]
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[EXECUTION VERSION]
EXHIBIT 10.7

MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), as the Bank

By: /s/ Robert MacFarlane	Name: Robert MacFarlane Title: Director

S-2

[Signature Page to Amendment and Waiver Agreement (Illinois Power Marketing Company)]
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